EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the Trustee of Tidelands Royalty Trust “B”, does hereby certify, to such person’s knowledge, that:
     The Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Form 10-Q”) of Tidelands Royalty Trust “B” fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tidelands Royalty Trust “B” as of, and for, the periods presented in the Form 10-Q.

/s/ Ron E. Hooper Ron E. Hooper
Senior Vice President Royalty Management on behalf of U.S. Trust, Bank of America Private Wealth Management, not in its individual capacity but solely as the Trustee of Tidelands Royalty Trust “B”
Dated: May 14, 2010
A signed original of this written statement required by Section 906 has been provided to Tidelands Royalty Trust “B” and will be retained by Tidelands Royalty Trust “B” and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Tidelands Royalty Trust “B”, whether made before or after the date hereof, regardless of any general incorporation language in such filing.